Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 (“Registration Statement”) of our report dated January 16, 2008 relating to the financial statements of HCM Acquisition Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
January 18, 2008